   As filed with the Securities and Exchange Commission on September 13, 1996
                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                   ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Station Casinos, Inc.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    NEVADA                             88-0136443
     (State or Other Jurisdiction of         (I.R.S. Employer Identification
     Incorporation or Organization)          Number)


                             2411 WEST SAHARA AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 367-2411
    (Address, Including Zip Code, and Telephone Number, Including Area Code,)
                  of Registrant's Principal Executive Offices)


                              STATION CASINOS, INC.
                           STOCK COMPENSATION PROGRAM
                              (Full title of Plan)
                           ___________________________

                            MR. GLENN C. CHRISTENSON
                              STATION CASINOS, INC.
                             2411 WEST SAHARA AVENUE
                             LAS VEGAS, NEVADA 89102
                                 (702) 367-2411
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   COPIES TO:
                              ERIC H. SCHUNK, ESQ.
                         MILBANK, TWEED, HADLEY & MCCLOY
                            601 SOUTH FIGUEROA STREET
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 892-4000

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

                                                         Proposed Maximum         Proposed maximum
      Title of Securities         Amount to be          Offering price per       aggregate offering     Amount of registration
       to be Registered            registered                Share (1)                  price                   fee (2)
- ------------------------------------------------------------------------------------------------------------------------------------
      Common Stock par             3,307,000                 $11.25                  $37,203,750                $12,829
           value
        $.01 per share

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------



     (1) There are also registered hereby such indeterminate number of shares of the Registrant's Common Stock, par value $.01 per share, as may become issuable by reason of operation of the anti-dilution provisions of the Registrant's Stock Compensation Program.

     (2) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee. The basis for calculating the registration fee for the future options to be issued by the Registrant is the average of the high and low prices of the Common Stock of the Registrant on the New York Stock Exchange on September 9, 1996.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement filed under the Securities Act of 1933 by Station Casinos, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") hereby incorporates by reference the contents of the Registration Statement relating to the registration of 3,000,000 Shares of Common Stock of the Company (File No. 33-63752) filed with the Commission on June 2, 1993.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 12th day of September, 1996.

                                        STATION CASINOS, INC.

                                        By: /s/ Frank J. Fertitta III
                                           ---------------------------
                                        Frank J. Fertitta III
                                        Chairman of the Board,
                                        President, and Chief Executive Officer


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                   Title                           Date
- ----------                   -----                           ----

/s/ Frank J. Fertitta III    Chairman of the Board,          September 12, 1996
- --------------------------   President, Chief Executive
Frank J. Fertitta III        Officer and Director
                             (Principal Executive Officer)

/s/ Glenn C. Christenson     Executive Vice President,       September 12, 1996
- ------------------------     Chief Financial Officer,
Glenn C. Christenson         Treasurer and Director
                             (Principal Financial and
                             Accounting Officer)

/s/ Blake L. Sartini         Executive Vice President,       September 12, 1996
- --------------------         President--Nevada Operations
Blake L. Sartini             and Director

/s/ Delise F. Sartini        Director                        September 12, 1996
- ---------------------
Delise F. Sartini

/s/ Lorenzo J. Fertitta      Director                        September 12, 1996
- -----------------------
Lorenzo J. Fertitta

                             Director                        September 12, 1996
- ---------------------------
Lowell H. Lebermann, Jr.

                             Director                        September 12, 1996
- ---------------
R. Hal Dean

                                INDEX TO EXHIBITS


Exhibit        Description of Exhibit
- -------        ----------------------

4.1 Amended and Restated Articles of Incorporation of the Registrant (Incorporated herein by reference to Registration Statement No. 33-76156).

4.2 Restated Bylaws of the Registrant (Incorporated herein by reference to Registration Statement No. 33-76156).

4.3 Specimen Common Stock Certificate of the Registrant (Incorporated herein by reference to Registration Statement No. 33-59300).

5.1            Opinion of Schreck, Jones, Bernhard, Woloson & Godfrey.

23.1           Consent of Arthur Andersen LLP.

23.3 Consent of Schreck, Jones, Bernhard, Woloson & Godfrey (included in Exhibit 5.1).

99.1           Second Amendment to Registrant's Stock Compensation Program.